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                                                                      EXHIBIT 12

                  HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                               STATEMENT OF RATIOS

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                              (IN THOUSANDS)


                                     2003          2002          2001          2000            1999
                                   ----------    ----------    ----------    ----------    ----------
Gross premium to surplus ratio:
   Gross written premium           $1,746,413    $1,163,397    $1,014,833    $  972,154    $  576,184
   Policyholders' surplus             591,889       523,807       401,393       326,249       315,474
   Premium to surplus ratio (1)         295.1%        222.1%        252.8%        298.0%        182.6%

(Gross premium to surplus ratio = gross written premium divided by policyholders' surplus)

Net premium to surplus ratio:
    Net written premium            $  867,795    $  545,475    $  371,409    $  283,947    $  150,261
    Policyholders' surplus            591,889       523,807       401,393       326,249       315,474
    Premium to surplus ratio (1)        146.6%        104.1%         92.5%         87.0%         47.6%

(Net premium to surplus ratio = net written premium divided by policyholders' surplus)

Loss ratio:
   Incurred loss and loss
     adjustment expense            $  494,024    $  313,744    $  266,537    $  190,272    $  160,908
   Net earned premium                 739,376       506,371       341,779       267,481       150,304
   Loss ratio (1)                        66.8%         62.0%         78.0%         71.1%        107.1%

(Loss ratio = incurred loss and loss adjustment expense divided by net earned premium)

Expense ratio:
   Underwriting expense            $  199,927    $  130,578    $   88,461    $   76,548    $  34,220
   Net written premium                867,795       545,475       371,409       283,947      150,261
   Expense ratio (1)                     23.0%         23.9%         23.8%         27.0%        22.8%

(Expense ratio = underwriting expense divided by net written premium)

   Combined ratio (1)                    89.8%         85.9%        101.8%         98.1%       129.9%

(Combined ratio = loss ratio plus expense ratio)

(1) Calculated for our insurance companies on the basis of statutory accounting principles.

                  HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                               STATEMENT OF RATIOS
                                   (continued)

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                            (IN THOUSANDS)


                                      2003          2002          2001          2000         1999
                                   ----------    ----------    ----------    ----------    ----------
Loss ratio:
   Incurred loss and loss
    adjustment expense             $  488,652    $  306,491    $  267,390    $  198,470    $  109,650
   Net earned premium                 738,272       505,521       342,787       267,647       141,362
   Loss ratio (2)                        66.2%         60.6%         78.0%         74.2%         77.6%

(Loss ratio = incurred loss and loss adjustment expense divided by net earned premium)

Expense ratio:
   Underwriting expense            $  182,907    $  128,528    $   88,192    $   56,223    $   73,123
   Net earned premium                 738,272       505,521       342,787       267,647       141,362
   Expense ratio (2)                     24.8%         25.4%         25.7%         21.0%         51.7%

(Expense ratio = underwriting expense divided by net earned premium)

   Combined ratio (2)                   91.0%         86.0%        103.7%         95.2%        129.3%

(Combined ratio = loss ratio plus expense ratio)


(2) Calculated for our insurance companies on the basis of generally accepted accounting principles.